       As Filed with the Securities and Exchange Commission on May 8, 1996
                                                Registration No. 333-
                                                                     -------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                              SECURITIES ACT OF 1933
                      ------------------------------------

                          BROOKS FIBER PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                     43-1656187
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                      425 Woods Mill Road South, Suite 300
                         Town & Country, Missouri 63017
                                 (314) 878-1616
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              BROOKS FIBER PROPERTIES, INC. 1993 STOCK OPTION PLAN
                                       and
                      BROOKS TELECOMMUNICATIONS CORPORATION
                             1993 STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full Title of the Plans)

                                DAVID L. SOLOMON
                Senior Vice President and Chief Financial Officer
                          BROOKS FIBER PROPERTIES, INC.
                      425 Woods Mill Road South, Suite 300
                         Town & Country, Missouri 63017
                                 (314) 878-1616
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------

                                       CALCULATION OF REGISTRATION FEE
=======================================================================================================

                                                         Proposed         Proposed
Title of                                                 Maximum          Maximum
Securities                        Amount                 Offering         Aggregate        Amount of
to be                             to be                  Price Per        Offering         Registration
Registered                        Registered             Share <F1>       Price <F1>       Fee <F1>
- ----------                        ----------             ----------       ----------       ------------

Voting Common Stock,              3,720,320 Shares <F2>  $14.293 <F3>     $53,173,364      $18,336.00
$.01 par value per share,
and related Preferred
Stock Purchase Rights


- -----------------


<F1>     Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.

<F2>     This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

<F3>     Consists of 1,108,660 options exercisable at $4.00 per share, 491,000 options exercisable at $6.00 per share, 320,320 options exercisable at $11.35 per share, 702,000 options exercisable at $12.50 per share and 1,098,340 options exercisable at $30.125 per share, pursuant to Rule 457(h)(1).


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                 The following documents filed by the Registrant are incorporated by reference into this Registration Statement:

                 (a) The Registrant's Prospectus dated May 2, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and

                 (c) The description of the Registrant's Voting Common Stock, par value $.01 per share, and related Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on March 21, 1996 under the Exchange Act;

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

                 The description of the Registrant's Voting Common Stock, par value $.01 per share, and related Preferred Stock Purchase Rights, contained in
Item 1 of the Registrant's Registration Statement on Form 8-A filed on March 21, 1996 under the Exchange Act is incorporated herein by reference. The securities are registered under Section 12(g) of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

                 The validity of the issuance of the shares of the Registrant's Voting Common Stock, par value $.01 per share, registered hereunder has been passed upon by Bryan Cave LLP, St. Louis, Missouri. John P. Denneen, Esq., a member of Bryan Cave LLP, is Secretary of the Registrant and its subsidiaries. Two other members of Bryan Cave LLP own an aggregate of 30,940 shares of Voting Common Stock of the Registrant, warrants to purchase an aggregate of 23,280 shares of the Registrant's Voting Common Stock, $.01 par value per share, at $11.00 per share, and an option to purchase 22,220 shares of the Registrant's Voting Common Stock, par value $.01 per share, at $11.35 per share.

Item 6.  Indemnification of Directors and Officers.

                 The information contained in Item 15 of the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended (Registration No. 333-1924), is incorporated herein by reference.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

                 Reference is made to the Exhibit Index filed herewith.

Item 9.  Undertakings.

                 (a)  The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)     To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)    To reflect in the prospectus any
                 facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                  (iii)   To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Town & Country, Missouri on May 1, 1996.

                                  BROOKS FIBER PROPERTIES, INC.

                                  By: /S/ JAMES C. ALLEN
                                      ------------------------
                                      James C. Allen
                                      Vice Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

                 Each person whose signature appears below hereby severally constitutes and appoints James C. Allen and David L. Solomon his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures               Title                               Date
         ----------               -----                               ----

/S/ ROBERT A. BROOKS     Director (Chairman of the Board)          May 1, 1996
- ----------------------
Robert A. Brooks

/S/ JAMES C. ALLEN       Vice Chairman and Director                May 1, 1996
- ----------------------   (Chief Executive Officer)
James C. Allen

/S/ D. CRAIG YOUNG       President and Director                    May 1, 1996
- ----------------------   (Chief Operating Officer)
D. Craig Young

/S/ DAVID L. SOLOMON     Senior Vice President and Chief           May 1, 1996
- ----------------------   Financial Officer (Principal
David L. Solomon          Financial and Accounting Officer)

/S/ ROBERT F. BENBOW     Director                                  May 2, 1996
- ----------------------
Robert F. Benbow

/S/ JONATHAN M. NELSON            Director                         May 2, 1996
- ----------------------
Jonathan M. Nelson

/S/ G. JACKSON TANKERSLEY, JR.    Director                         May 2, 1996
- ------------------------------
G. Jackson Tankersley, Jr.

                          Brooks Fiber Properties, Inc.

                                  EXHIBIT INDEX


Exhibit
Number                   Description
- -------                  -----------

4.1(a) Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-1 (No. 333-
                 1924), as amended (the "Registration Statement on Form S-1")

4.1(b) Certificate of Designation of 6060 Additional shares of $.01 Par Value Series A-2 Voting Convertible Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.1(b) to the Registration Statement Form S-1)

4.1(c) Certificate of Designation of Series C Junior Participating Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.1(c) to the Registration Statement on Form S-1)

4.2              By-laws of the Registrant

4.3 Form of Specimen Certificate of Voting Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1)

4.4 Rights Agreement dated as of February 29, 1996 (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1)

4.5 Amended and Restated Stockholders' Agreement dated as of June 15, 1995 (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-1)

4.6 Amended and Restated Registration Rights Agreement dated as of June 15, 1995 (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-1)

4.7 Exchange and Registration Rights Agreement dated as of February 26, 1996 (incorporated herein by reference to Exhibit
                 4.5 to the Registration Statement on Form S-1)

4.8 Brooks Fiber Properties, Inc. 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-1)

4.9 Form of Non-Qualified Stock Option Agreement under the Brooks Fiber Properties, Inc. 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-1)

4.10 1993 Stock Option Plan of Brooks Telecommunications Corporation ("BTC") (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-1)

4.11 Form of Substituted Non-Qualified Stock Option Agreement under BTC's 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form S-1)

4.12 Indenture dated as of February 26, 1996 between the Registrant and the Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.6 of the Registration Statement on Form S-1)

4.13 Loan and Security Agreement dated as of November 18, 1994 among AT&T Credit Corporation and certain subsidiaries of the Registrant (incorporated herein by reference to Exhibit 4.7 of the Registration Statement on Form S-1)

4.14 The Registrant has not filed certain instruments with respect to long-term debt since the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

5.1              Opinion of Bryan Cave LLP

23.1             Consent of KPMG Peat Marwick LLP

23.2             Consent of BDO Seidman LLP

23.3             Consent of KPMG Peat Marwick LLP

23.4             Consent of Bryan Cave LLP (included in Exhibit 5.1)

24.1             Power of Attorney (included in Signature Page)